ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100428377-34
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/14/2010 4:20 PM
	Entity Number E0288082010-0

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	WANSHAN RESOURCES CORP.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: National Registered Agents Inc. of NV (Name) ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 250,000,000 (attached) Par value per share: $ 0.0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Liuyun Liu (Name) 14 Team of Jinxing Village, Maping District (Street Address) / Wugang City Hunan Prov (City) / State / PRC Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* any lawful business activity
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Liuyun Liu (Name) X 刘六云 (Incorporator Signature) 14 Team of Jinxing Village, Maping District (Address) / Wugang City Hunan Prov (City) / State / PRC Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Kathleen C [signature] asst sec (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) Date 6-14-10

This form must be accompanied by appropriate fees.